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                                                                EXHIBIT 99.1

The RAVENNA SAVINGS BANK

The undersigned having received, together with the joint proxy statement/prospectus dated as of March 29, 2000, notice of the special meeting of shareholders of The Ravenna Savings Bank, to be held on April 28, 2000 at 10:00a.m., hereby designates and appoints James H. Wichman and D. Joe Martin as proxies for the undersigned, with full power of substitution, to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares that the undersigned is entitled to vote at the special meeting of shareholders, unless revoked, and at any adjournment or postponement thereof, such proxies being directed to vote as specified below on the following proposals:

    The Board of Directors recommends votes be cast FOR Proposals 1 and 2.

(1) To approve and adopt the Agreement and Plan of Merger by and among First Place Financial Corporation, First Federal Savings and Loan Association of Warren and The Ravenna Savings Bank, providing for the merger of The Ravenna Savings Bank with and into First Federal Savings and Loan Association of Warren.

                                          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

(2) To approve certain severance payments and benefits to be paid or made available to Earl T. Kissell in connection with his severance and employment agreement and incentive stock option agreement and a cash award plan adopted by the board of directors.

                                          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

The shares represented by this proxy will be voted as specified. If no specification is made, the shares will be voted for Proposal 1 and for Proposal
                                                ---                ---
2. All proxies previously given are hereby revoked. Receipt of the accompanying joint proxy statement/prospectus is hereby acknowledged.

                                    (Continued, and to be signed on other side)



                          (Continued from other side)

In their discretion, the aforesaid proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment thereof. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at The Ravenna Savings Bank special meeting and advising the Secretary of the shareholder's intent to vote the share(s) or by sending a written, signed and dated revocation that clearly identifies the proxy being revoked to the principal executive offices of The Ravenna Savings Bank at 999 East Main Street, Ravenna, OH 44266, attention: Earl T. Kissell, President. A revocation may be in any written form validly signed by the record holder so long as it clearly states that the proxy previously given is no longer effective.


                              Dated .........................., 2000


                              ................................................
                                         Signature


                              ................................................
                                         Signature if held jointly

                              NOTICE: Please sign exactly as your name appears on your stock certificate(s) and return this proxy promptly in the accompanying envelope. If the shares are issued in the names of two or more persons, all persons should sign the proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. A proxy given by a corporation should be signed in the corporate name by the chairman of its board of directors, its president, vice president, secretary, or treasurer.


                               ________________________________________________
                              |  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY  |
                              |  CARD PROMPTLY USING THE ENCLOSED ENVELOPE.    |
                              |                                                |
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